3D SYSTEMS CORPORATION
                           1996 STOCK INCENTIVE PLAN


1.   PURPOSE OF THE PLAN.

     The purpose of this 1996 Stock Incentive Plan (the "Plan") is to provide incentives and rewards to selected eligible employees of 3D Systems Corporation (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those employees by providing for or increasing the proprietary interests of those employees in the Company, and by associating their interests in the Company with those of the Company's stockholders.


2.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more directors, each of whom shall be both a "disinterested person," as that term is defined in Rule 16b-3(c) of the Rules and Regulations (the "Rules") of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Section and regulations may from time to time be amended or interpreted. Members of the Committee shall serve at the pleasure of the Board of Directors of the Company.

     The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible employees those employees to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each employee selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards and whether Awards will be paid after the end of the Award period; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The

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Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.


3.   PERSONS ELIGIBLE UNDER THE PLAN.

     Any person who is an employee of the Company, or any of its current or future subsidiaries (an "Employee"), including any member of the Board of Directors of the Company who is an Employee, shall be eligible to be considered for the grant of Awards under the Plan.


4.   AWARDS.

     (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with an Employee that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, par value $0.001 per share, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock. Notwithstanding the foregoing, a stock option (a "Non-Statutory Stock Option") not intended to qualify as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option") shall have an exercise price at least equal to the Fair Market Value of the shares of Common Stock on the date of grant. "Fair Market Value" per share at any date shall mean (i) if the Common Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the Rules (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on the Nasdaq Stock Market on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on the Nasdaq Stock Market, an amount determined in good faith by the Committee.

     (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Committee shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

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     (c)  CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered, or to the extent permitted by applicable state law, to be rendered by the recipient of the Award, or the delivery of a promissory note or other deferred payment obligation by the Employee. With respect to an Award under which shares of the Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall be at least equal to the amount (such as the par value of such shares) required under applicable state law to be received by the Company.

     (d) GUIDELINES. The Committee may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

     (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

          (i) any provision necessary for such Award to qualify as an Incentive Stock Option;

          (ii) a provision permitting the recipient of such Award (including any recipient who is a director or officer of the Company) to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

          (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 of the Plan.

     (f) MAXIMUM AWARDS. An employee may be granted multiple Awards under the Plan. However, notwithstanding any other provision of the Plan, the maximum number of shares of Common Stock with respect to which options or rights or other Awards may be granted under the Plan to any Employee during any fiscal year shall be 100,000, subject to adjustment as provided in Section 8 of the Plan.

     (g) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that an Employee has committed an act of misconduct as described below, the Company may suspend the Employee's rights under any then outstanding Award pending a determination by the Board of Directors of the Company. If the Board of Directors determines that an Employee has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Employee makes an

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unauthorized disclosure of trade secret or confidential information of the
Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Employee nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board of Directors shall act fairly and shall give the Employee a reasonable opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors; and if the Employee is an "officer" under Rule 16a-1(f) of the Rules, the determination of the Board of Directors shall be subject to the approval of the Committee.


5.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options) shall not exceed an aggregate of 1,300,000 shares of Common Stock, subject to adjustment as provided in Section 8 of the Plan; and the aggregate number of shares of Common Stock that may be issued pursuant to all Incentive Stock Options granted under the Plan shall not exceed 1,300,000 shares, subject to adjustment as provided in Section 8 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.


6.   PAYMENT OF AWARDS.

     The Committee shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Committee may, upon request of a participant, determine that all or a portion of a payment to that participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.


7.   VESTING.

     The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by the Committee in its sole discretion. Notwithstanding the foregoing, no portion of any payment made consisting of

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restricted shares of Common Stock shall vest prior to the third anniversary of the date of grant.


8.   DILUTION AND OTHER ADJUSTMENT.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan;
(ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Employee in any fiscal year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.


9.   MISCELLANEOUS PROVISIONS.

     (a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

     (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

     (c) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

     (d) ASSIGNMENT OR TRANSFER. No Awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution. During the lifetime of a participant, Awards hereunder are exercisable only by, and payable only to, the participant.

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     (e)  AGREEMENTS.  All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall from time to time adopt.

     (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

     (g) NO RIGHTS TO AWARD. No Employee or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge the Employee at any time for any reason whatsoever, with or without good cause.

     (h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Employee receiving an Award.

     (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.


10.  AMENDMENTS AND TERMINATION.

     (a) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Employee affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

     (b)  STOCKHOLDER APPROVAL.   To the extent that Rule 16b-3 of the Rules,
Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any such amendment be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

     (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the Awards theretofore granted under the Plan) shall terminate on and no Awards shall be granted after May 23, 2006.


11.  EFFECTIVE DATE.

     The Plan is effective on March 21, 1996, the date on which it was adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of the Common

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Stock present, or represented, and entitled to vote at the 1996 Annual Meeting of Stockholders. Awards may be made under the Plan on and after its effective date, subject to stockholder approval of the Plan as provided above. If approval of the stockholders is not obtained, all Awards granted under the Plan shall be null and void.


12.  GOVERNING LAW.

     The corporate law of Delaware shall govern issues related to the validity and issuance of Common Stock. Otherwise, the Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of California applicable to contracts made within, and to be performed wholly within, such state.